Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Pioneer Securitized Income Fund, and to the use of our report, dated October 24, 2019, with respect to the financial statements of Pioneer Securitized Income Fund as of September 30, 2019, in this Pre-Effective Amendment No. 1 to the Registration Statement
(Form N-2, Nos. 333-233370 and 811-23465) of Pioneer
Securitized Income Fund.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
October 24, 2019